United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

                         June 14, 2012
Date of Report (Date of earliest event reported)

Overseas Shipholding Group, Inc.
(Exact Name of Registrant as Specified in Charter)

              1-6479-1
Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Third Avenue
            New York, New York  10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Overseas Shipholding Group, Inc. (the “Registrant”) faces challenges to its business from the downturn in recent years of the global shipping industry and continued weakness in the financial and credit markets.  The Board of Directors of the Registrant believes that the continued employment of Myles R. Itkin, Executive Vice President, Chief Financial Officer and Treasurer of the Registrant, and Robert E. Johnston, the Senior Vice President and Head of the U.S. Flag Fleet of the Registrant (individually, an “Executive”), both of whom are of retirement age, is important to the Registrant’s future success.  Accordingly, on June 14, 2012, the Registrant entered into Retention Bonus Agreements dated as of June 15, 2012 with each Executive under which the Registrant agreed to pay each Executive a retention bonus equal to $1,500,000 and each Executive agreed that if prior to June 14, 2014 he is terminated by the Registrant for cause or he resigns without good reason then the Executive will repay the Registrant the full amount of the retention bonus.  The terms cause and good reason have the meanings assigned to them under Change of Control Protection Agreements dated as of January 1, 2012 between the Registrant and each Executive.

The foregoing description of the Retention Bonus Agreements is qualified in its entirety by the terms and conditions of the Retention Bonus Agreements, copies of which are filed with this Form 8-K as exhibits.

Item 5.05 – Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

On June 14, 2012, the Board of Directors of the Registrant amended its Code of Business Conduct and Ethics (the “Code”) to provide that any officer, manager or supervisor of the Registrant who becomes involved in a romantic or sexually intimate relationship with (i) any employee of the Registrant (who may be an officer, manager or supervisor who directly or indirectly reports to such officer, manager or supervisor) or (ii) vendors or business associates engaged in a business relationship with the Registrant for which such officer, manager or supervisor has decision making authority on behalf of the Registrant with respect to such business relationship, immediately must bring such relationship to the attention of their manager or supervisor or the global Head of Human Resources of the Registrant.  Failure to report such relationships will be ground for disciplinary action, up to and including dismissal.

The Registrant believes that where such romantic or sexually intimate relationship exists, there is the appearance of favoritism and conflict of interest and could result in claims of sexual harassment.  The amended Code provides that the Registrant reserves the right to make such employment decisions as are necessary to insure that the risks of favoritism, conflict of interest and sexual harassment will not incur.  Such steps include but are not limited to, transfer of one or both parties to the relationship, dismissal of one or both parties to the relationship, adjusting lines of reporting or communication, and requiring the parties to acknowledge in writing the voluntariness of any such relationship.

The foregoing description of the amendments to the Code is qualified in its entirety by the terms of the amended Code, a copy of which is filed with this Form 8-K as an exhibit.

Section 8 - Other Events.

Item 8.01 - Other Events

On June 14, 2012 the Board of Directors of the Registrant elected Captain George Dienis as a Senior Vice President of the Registrant.  On June 15, 2012, the Registrant issued a press release announcing such promotion and stating that Captain Dienis will assume responsibility for technical management of the Registrant’s international flag conventional crude oil tanker fleet along with his existing management of the product carrier fleet.  Captain Dienis will continue to report to Captain Ian T. Blackley, Head of International Shipping Operations.  A copy of such press release is attached hereto and is incorporated herein by reference.

The Board of Directors of the Registrant believes that the fees that are paid to its non-employee directors are reasonable and competitive with fees paid to non-employee directors of comparable companies.  As previously reported on June 9, 2009, March 8, 2010 and March 14, 2011, in order to demonstrate the Board’s commitment to reducing the Registrant’s general and administrative costs, the Board approved a $5,000 reduction in the annual retainer for non-employee directors from $50,000 to $45,000 effective for the one year period from July 1, 2009 to June 30, 2010 and extended such reduction for the year ended June 30, 2011 and then the year ending June 30, 2012.  On June 14, 2012, the Board approved a one year extension of the reduction until June 30, 2013.

Section 9 - Financial Statements and Exhibits.

Item 9.01 - Financial Statements and Exhibits.

(d)              Exhibits

Exhibit No.	Description
10.1	Retention Bonus Agreement dated as of June 15, 2012 between the Registrant and Myles R. Itkin

10.2	Retention Bonus Agreement dated as of June 15, 2012 between the Registrant and Robert E. Johnston

14.1	Code of Business Conduct and Ethics

99.1	Press Release dated June 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC. (Registrant)

Date: June 19, 2012	By:	/s/James I. Edelson
		Name: Title:	James I. Edelson Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Retention Bonus Agreement dated as of June 15, 2012 between the Registrant and Myles R. Itkin

10.2	Retention Bonus Agreement dated as of June 15, 2012 between the Registrant and Robert E. Johnston

14.1	Code of Business Conduct and Ethics

99.1	Press Release dated June 15, 2012